UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 27, 2020
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FMC CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-2376		94-0479804
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

2929 Walnut Street	Philadelphia	Pennsylvania	19104
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: 215-299-6000
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FMC	New York Stock Exchange

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act.

☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 27, 2020, FMC Corporation (the “Company”) entered into a letter agreement with Pierre R. Brondeau, the Company’s chief executive officer and chairman of the Board of Directors. The letter agreement sets forth changes to Mr. Brondeau’s employment terms, effective upon his upcoming transition from chief executive officer to executive chairman of the Company on June 1, 2020 (the “Transition Date”), as described below. Effective on the Transition Date, the letter agreement entirely supersedes Mr. Brondeau’s (i) letter agreement dated October 23, 2009, as amended on November 6, 2012, and (ii) Amended and Restated Severance Agreement dated November 6, 2012.
Beginning on the Transition Date, Mr. Brondeau’s rate of base salary will be $600,000 per year. He will not be eligible to earn an annual incentive award as executive chairman, although he will remain eligible for a pro-rated 2020 annual incentive in respect of his service as chief executive officer during the first five months of 2020. Mr. Brondeau will not be eligible for severance benefits if his employment ceases following the Transition Date for any reason, but the effect of any cessation of employment on his outstanding equity awards will continue to be determined under the terms of the applicable award agreements.
Following the Transition Date, Mr. Brondeau will not be eligible to receive most executive-level perquisites. However, he may continue to participate in the Company’s Nonqualified Savings and Investment Plan, subject to the eligibility requirements of that plan. He will also continue to be entitled to indemnification and the benefit of directors’ and officers’ liability insurance, to the same extent as other officers and directors of the Company.
The foregoing summary of the letter agreement is qualified in its entirety by reference to the letter agreement, which is attached to this Current Report as Exhibit 10.1 and which is incorporated by reference into this Item 5.02.

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
(a) We held our annual meeting of stockholders on April 28, 2020 (the “Annual Meeting”); 129,440,514 shares of common stock were entitled to be voted; 115,395,699 shares were voted in person or by proxy.
(b) At the Annual Meeting, Pierre Brondeau, Eduardo E. Cordeiro, Mark Douglas, C. Scott Greer, K’Lynne Johnson, Dirk A. Kempthorne, Paul J. Norris, Margareth Øvrum, Robert C. Pallash, William H. Powell and Vincent R. Volpe, Jr. were each duly nominated for, and elected by the stockholders to our Board of Directors (the “Board”). These individuals will serve on our Board for a one-year term expiring in 2021. The number of votes cast for, against, abstained, and the number of broker non-votes with respect to each nominee is set forth below:

	For	Against	Abstain	Broker Non-Votes
Pierre Brondeau	101,768,500	6,634,200	60,660	6,932,339
Eduardo E. Cordeiro	106,291,521	2,104,669	67,170	6,932,339
Mark Douglas	106,204,727	2,198,317	60,316	6,932,339
C. Scott Greer	102,522,087	5,875,871	65,402	6,932,339
K’Lynne Johnson	107,645,894	755,380	62,086	6,932,339
Dirk A. Kempthorne	105,655,598	2,725,112	82,650	6,932,339
Paul J. Norris	102,401,822	5,981,759	79,779	6,932,339
Margareth Øvrum	107,341,694	1,060,544	61,122	6,932,339
Robert C. Pallash	104,972,232	3,422,342	68,786	6,932,339
William H. Powell	107,771,926	625,467	65,967	6,932,339
Vincent R. Volpe Jr.	103,781,083	4,613,959	68,318	6,932,339

        Accordingly, each of the nominees was duly elected.

(c) At the Annual Meeting, the stockholders also voted on the ratification of the Audit Committee’s approval for the continuing service of KPMG LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The number of votes cast for, against and abstained with respect to this proposal is set forth below:

Votes
For:	110,264,552
Against:	4,905,424
Abstain:	225,723

Accordingly, the selection of KPMG LLP as the company’s independent registered public accounting firm for 2020 was ratified.

(d) At the Annual Meeting, the stockholders also voted, in a non-binding advisory vote, to approve the compensation of the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission. The number of votes cast for, against and abstained, and the number of broker non-votes, with respect to this proposal is set forth below:

Votes
For:	99,469,901
Against:	8,788,531
Abstain:	204,928
Broker Non-Votes:	6,932,339

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
10.1 Letter Agreement dated April 27, 2020 between FMC Corporation and Pierre Brondeau

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION (Registrant)

By:	/s/ MICHAEL F. REILLY
Michael F. Reilly Executive Vice President, General Counsel, Chief Compliance Officer and Secretary
Date: April 30, 2020